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                                                                    EXHIBIT 10.1

                               THE THOMAS & BETTS

                     SUPPLEMENTAL EXECUTIVE INVESTMENT PLAN

               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1997)

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                               THE THOMAS & BETTS

                     SUPPLEMENTAL EXECUTIVE INVESTMENT PLAN

               (As Amended and Restated Effective January 1, 1997)

            WHEREAS, on November 5, 1990, FL Industries, Inc. ("FLI") adopted the FL Industries Supplemental Executive Investment Plan (the "FLI Plan") to provide certain of its management and highly compensated employees with deferred compensation benefits which would otherwise have been provided under FLI's qualified retirement plans, but for limitations upon such benefits imposed by the Internal Revenue Code; and

            WHEREAS, effective January 2, 1992, FLI was acquired by, and became a wholly-owned subsidiary of Thomas & Betts Corporation (the "Company"); and

            WHEREAS, the FLI Plan was amended, effective September 1, 1992, to reflect the acquisition of FLI by the Company and to make certain other changes; and

            WHEREAS, the FLI Plan was further amended and restated effective January 1, 1994, to extend eligibility to certain employees of the Company, to make certain other modifications to the FLI Plan, and to change the name of the FLI Plan to The Thomas & Betts Supplemental Executive Investment Plan (the "Plan"); and

            WHEREAS, the Company has subsequently amended the Plan from time to time; and

            WHEREAS, the purposes of the Plan are (i) to give certain employees who participate in the Thomas & Betts Employees' Investment Plan (the "MAP") the opportunity to defer compensation, and to be credited with employer matching contributions, in excess of the limitations on employee deferrals and employer matching contributions under the MAP which

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are imposed by Internal Revenue Code of 1986, as amended, and (ii) to give senior executives of the Company an opportunity to defer additional portions of their compensation which they would otherwise receive currently; and

            WHEREAS, the Company intends that the Plan be unfunded and be maintained "primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees," within the meaning of sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended; and

            WHEREAS, the Company desires to amend and restate the Plan, effective January 1, 1997, in order to make certain changes to the Plan;

            NOW, THEREFORE, effective January 1, 1997, The Thomas & Betts Supplemental Executive Investment Plan is hereby amended and restated as follows:

                                   Article I

                                   DEFINITIONS

            The following words and phrases, as used herein, shall have the following meanings unless the context clearly indicates otherwise:

            Section 1.1 Account or Accounts: The bookkeeping accounts maintained under the Plan on behalf of each Participant as described in Article V.

            Section 1.2 Accrued Benefit: The balance credited to a Participant's Accounts.

            Section 1.3 Applicable Code Limits: The limitations on contributions contained in Section 401(a)(17), Section 401(k)(3), Section 401(m), Section 402(g), and Section 415 of the Code, including any amendments or modifications of such provisions or any successor provisions of the Code, and including any

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limitations imposed by the plan administrator of the MAP in order to ensure compliance with such Code limitations.

            Section 1.4 Beneficiary: The person or entity designated by the Participant in accordance with Section 8.5 (or otherwise determined in accordance with Section 8.5) to receive benefits under the Plan upon the Participant's death.

            Section 1.5 Board: The Board of Directors of the Company.

            Section 1.6 Code: The Internal Revenue Code of 1986, as amended.

            Section 1.7 Committee: The Retirement Plans Committee appointed by the Board.

            Section 1.8 Company: Thomas & Betts Corporation, or its successor or successors who assume the obligations of the Company under the Plan.

            Section 1.9 Compensation: The total regular remuneration payable to an Eligible Employee by any Employer for personal services rendered. Regular remuneration shall include base salary, overtime, shift differential and incentive payments. In the case of a Participant who has elected to have amounts contributed on his behalf under the MAP or any other plan described in Code
Section 401(k) or Section 125 pursuant to a salary reduction agreement, Compensation shall be determined before giving effect to such salary reduction agreement.

            Section 1.10 Deferral Amount: That portion of a Participant's Compensation for each Payroll Period in a Plan Year which the Participant has elected to defer, in accordance with Article III of the Plan, in lieu of receiving such amount as current compensation.

            Section 1.11 Eligible Employee: An Employee who meets the requirements of Section 2.1.

            Section 1.12 Employee: An employee of an Employer.

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            Section 1.13 Employer: The Company and any subsidiary of the Company which (i) has adopted the MAP as a participating employer; and (ii) adopts this Plan with the consent of the Company.

            Section 1.14 Employer Matching Amount: That amount credited to the Account of a Participant for any Payroll Period pursuant to Article IV.

            Section 1.15 Highly Compensated Employee: An Employee who is a highly compensated employee, within the meaning of Code Section 414(q), for purposes of the MAP, and any other Employee who is in Salary Grade 19 or above.

            Section 1.16 MAP: The Thomas & Betts Employees' Investment Plan (commonly known as the MAP), as amended from time to time.

            Section 1.17 Participant: An Eligible Employee who has elected to participate in the Plan, or such other or former Employee for whom an Account in the Plan is maintained from time to time.

            Section 1.18 Payroll Period. Such regular payroll period as an Employer may adopt from time to time for all or a class of its Employees.

            Section 1.19 Plan: The Thomas & Betts Supplemental Executive Investment Plan, as set forth herein and as amended from time to time.

            Section 1.20 Plan Year: A period of twelve consecutive months beginning on January 1 and ending on the following December 31.

            Section 1.21 Prior Plan: The FL Industries Supplemental Executive Investment Plan as in effect from time to time prior to January 1, 1994.

            Section 1.22 Valuation Date: The last business day of each calendar month and, at the discretion of the Committee, any other business day.

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            Section 1.23 Gender and Number: The masculine pronoun wherever used shall include the feminine and the singular may include the plural, and vice versa, as the context may require.

                                   Article II

                                  PARTICIPATION

            Section 2.1 Eligibility. An Employee shall be eligible to participate in the Plan for a Plan Year if, for such Year (a) he is eligible to participate in the MAP, and (b) he is a Highly Compensated Employee. Notwithstanding the foregoing, it is intended that the Employees described in this Section 2.1 shall constitute "a select group of management and highly compensated employees" within the meaning of Section 201(2), Section 301(a)(3), and Section 401(a)(1) of ERISA; and the Committee shall have the power to restrict eligibility for the Plan, on a prospective basis, if it deems such restriction to be necessary or appropriate to ensure that the Plan operates in accordance with such intent.

            Section 2.2 Participation. An Eligible Employee may elect to participate in the Plan for a Plan Year by electing to defer a portion of his Compensation for such Plan Year, in accordance with Article III.

                                  Article III

                               DEFERRAL ELECTIONS

            Section 3.1 For Salary Grades 18 and Below. An Eligible Employee who is in Salary Grade 18 or below, and who has elected to make the maximum permissible salary reduction contributions to the MAP, may elect to defer under this Plan for a Plan Year any amount of his

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Compensation which, when aggregated with such Employee's salary reduction contributions under the MAP, does not exceed 20% of his Compensation for the Year.

            Section 3.2 For Salary Grades 19 and Above. An Eligible Employee who is in Salary Grade 19 or above, and who has elected to make the maximum permissible salary reduction contributions to the MAP, may elect to defer under the Plan for a Plan Year any amount of his Compensation which, when aggregated with such Employee's salary reduction contributions under the MAP, does not exceed 100% of his Compensation for the Year.

            Section 3.3 Election Procedure.

                  (a) An Eligible Employee's deferral election under Section 3.1 or Section 3.2 shall be made in writing on such forms and in accordance with such procedures as the Committee shall prescribe.

                  (b) Except as provided in Section 3.3(c), an Eligible Employee's deferral election for a Plan Year must be made within such election period prior to the commencement of the Plan Year as the Committee shall prescribe. Once the applicable election period has expired, an Eligible Employee's deferral election for a Plan Year shall be irrevocable for such Year.

                  (c) An individual who becomes an Eligible Employee during a Plan Year may, no later than 30 days after the date he first becomes eligible to participate in the Plan, make an election for such Plan Year, to defer Compensation earned after the date such election is filed with the Committee. Once filed, such deferral election shall be irrevocable for the remainder of the Plan Year.

            Section 3.4 Effect of Deferral Election. A Participant's current compensation from the Employer for each Payroll Period in a Plan Year (or, in the case of an election under Section 3.3(c),

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each remaining Payroll Period in the Plan Year) shall be reduced by his Deferral
Amount, in accordance with his deferral election under Section 3.1 or Section
3.2 for such Plan Year.

            Section 3.5 Crediting Deferral Amounts. Deferral Amounts shall be credited to Participants' Accounts not less frequently than on a monthly basis. The Deferral Amounts for any month shall be credited not later than ten business days after the first day of the following month.

                                   Article IV

                            EMPLOYER MATCHING AMOUNTS

            Section 4.1 Entitlement to Credit. For each Plan Year, the Committee shall credit Employer Matching Amounts to the Account of each Participant who has elected under Article III to defer Compensation for such Year. Such Employer Matching Amounts shall be determined in accordance with Section 4.2.

            Section 4.2 Employer Matching Formula. The Employer Matching Amount credited to the Account of a Participant for any Payroll Period shall be determined in the following manner:

                  First, the amount of the Participant's salary reduction under the MAP shall be added to his Deferral Amount under Article III to determine his Total Deferral for the Payroll Period;

                  Second, the Participant's Total Match shall be calculated as 75% of the Participant's Total Deferral up to 3% of Compensation, plus 50% of his Total Deferral which is in excess of 3% but not in excess of 5% of Compensation, for the Payroll Period; and

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                  Third, the Employer Matching Amount under this Plan shall be the excess of the Total Match over the amount of company matching contributions allocated to the account of such Participant under the MAP for such Payroll Period.

            Section 4.3 Time for Crediting. Employer Matching Amounts shall be credited to Participants' Accounts at the same time as the Deferral Amounts to which they relate.

                                   Article V

                                    ACCOUNTS

            Section 5.1 Participants' Accounts. The Committee shall establish and maintain, or cause to be maintained, the following individual record Accounts with respect to each Participant, to which items shall be credited and charged pursuant to the provisions of the Plan:

            (a)   A Deferral Account;

            (b)   An Employer Matching Account; and

            (c)   A Prior Plan Account (if applicable).

Such Accounts are bookkeeping records for accounting purposes only and do not represent interests in any specific assets of the Employer.

                                   Article VI

                                     VESTING

            Section 6.1 Vesting. Each Participant who is in the service of an Employer on or after January 1, 1997, shall at all times be 100% vested in all amounts credited to his Accounts under the Plan.

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            The vesting of any former Participant who terminated employment prior to January 1, 1997 shall continue to be governed by the applicable provisions of the Plan in effect at the relevant time prior to January 1, 1997.

                                  Article VII

                                EARNINGS CREDITS

            Section 7.1 The Investment Funds. The Committee shall designate the investment reference funds (hereinafter the "Reference Funds") which shall be available under this Plan as the basis for determining the earnings credits to be credited to Participants' Accounts as of each Valuation Date. The Committee shall have the right to add or delete Reference Funds, prospectively, at any time.

            Section 7.2 Investment Requests. Each Participant may request that earnings, and investment gains or losses, be credited to his Accounts as if such Accounts were invested in any one or more of the Reference Funds, provided that the amount allocated to each Reference Fund must meet such minimum amount requirements as the Committee may from time to time impose. The Committee, or the trustee of any grantor trust established in connection with the Plan, shall take such requests into consideration, but shall not be bound thereby.

            A Participant may change his investment request once in any calendar quarter. An investment request made by a Participant under this Section 7.2 shall remain in effect from year to year until changed by the Participant as provided herein.

            All investment requests shall be made in accordance with procedures prescribed by the Committee.

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                                  Article VIII

                                  DISTRIBUTIONS

            Section 8.1 Time of Payment. A Participant's Accrued Benefit under the Plan shall be paid, or commence to be paid, to him (or, in the event of his death, to his Beneficiary) as soon as practicable after (a) his termination of employment with the Employer and all affiliates for any reason, or (b) if he has not yet terminated employment, a determination by the Committee that he is totally and permanently disabled for purposes of the MAP.

            Section 8.2 Amount of Payment. The amount of benefits to be paid, or commence to be paid, to the Participant (or, in the event of his death, to his Beneficiary) shall be determined from the amount credited to his Accounts as of the Valuation Date designated by the Committee, which shall be as soon as practicable following the date such Participant's final Deferral Amounts and Employer Matching Amounts are credited to his Accounts. No adjustment shall be made in the amount of any payment for earnings, and investment gains or losses, of the Reference Funds for the period from the applicable Valuation Date to the actual date of such payment.

            Section 8.3 Method of Payment. If benefits under the Plan become payable to a Participant for any reason other than the Participant's death, such benefits shall be distributed in accordance with this Section 8.3.

                  (a) Lump Sum. Except as provided in Section 8.3(b), all benefits shall be paid in a lump sum cash payment.

                  (b) Installment Payments. A Participant may elect, in lieu of a lump sum payment, to have his benefit distributed to him in approximately equal monthly installments over a specified number of years not exceeding 15 years. The Participant

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shall specify the installment period at the time he elects installment payments.
Under the installment payment method, a Participant's remaining Account balances shall continue to receive earnings credits under Article VII until distributed. The amount of each monthly payment shall be determined by multiplying the value of the Participant's Accounts as of the last Valuation Date of the prior month by a fraction, the numerator of which is one, and the denominator of which is the number of monthly installment payments remaining to be made.

            An election under this Section 8.3(b) to receive installment payments shall be made in writing, on the form prescribed by the Committee, and filed with the Committee. Such election shall be effective only if, upon the occurrence of an event described in Section 8.1 which entitles the Participant to the payment of benefits, both of the following requirements are met:

                  (i) A period of at least fifteen months has elapsed since the Committee actually received the Participant's election;

                  (ii) The value of the Participant's Accrued Benefit, as of the Valuation Date provided in Section 8.2, exceeds $10,000.

A Participant who has made an election under this Section 8.3(b) to receive installment payments may revoke or modify such election by filing a subsequent election with the Committee, provided, however, that such subsequent election shall become effective only if it meets the same requirements as apply to an initial election of installment payments under this paragraph. Upon the occurrence of an event described in Section 8.1 which entitles the Participant to the payment of benefits, any election under this Section 8.3(b) which is then

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effective shall be irrevocable and binding on the Participant, and any election
(or subsequent election) which has not yet become effective shall be null and void.

            A Participant who has elected installment payments under this
Section 8.3(b) may further elect whether, in the event of his death after the installment payments have commenced, any amounts remaining in his Accounts shall be distributed to his Beneficiary by the continuation of such installment payments for the remainder of the installment period, or in a lump sum payment as soon as practical after his death. The Participant may make this election, and may revoke an election or file a subsequent election, in writing, on the form provided by the Committee, and filed with the Committee at any time prior to his death. If there is no election in effect at the time of the Participant's death during the installment period, any amounts remaining in his Accounts will be paid to his Beneficiary in a lump sum.

            Section 8.4 Death of Participant. If a Participant's benefit becomes payable under Section 8.1 on account of the Participant's death, his Accrued Benefit shall be paid, or commence to be paid, to his Beneficiary in accordance with this Section 8.4.

                  (a) Lump Sum. Unless the Participant had made a valid election under Section 8.4(b) prior to his death, his Accrued Benefit, valued in accordance with Section 8.2, shall be paid to his Beneficiary in a lump sum cash payment within the time provided in Section 8.1.

                  (b) Installment Payments. A Participant may elect that any benefit which becomes payable under Section 8.1 upon his death shall be distributed to his Beneficiary in approximately equal monthly installments over a specified number of years not exceeding 15 years. The Participant shall specify the installment period at the time he

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      makes this election. The amount of each installment payment shall be determined in the manner described in Section 8.3(b).

                  An election under this Section 8.4(b) shall be made in writing, on the form prescribed by the Committee, and filed with the Committee. Such election shall only be effective if both of the following requirements are met:

                        (i) The election is actually received by the Committee
            prior to the Participant's death; and

                        (ii) The value of the Participant's Accrued Benefit, as
            of the Valuation Date provided in Section 8.2, exceeds $10,000.

      The Participant may make this election, and may revoke an election or file a subsequent election, in writing, on the form provided by the Committee, and filed with the Committee at any time prior to his death (or prior to his commencement of receipt of Plan benefits).

            Section 8.5 Beneficiary Designation. A Participant may designate a Beneficiary (or Beneficiaries) to receive any benefit payable under the Plan upon his death. Such designation shall be made in writing, on the form prescribed by the Committee and filed with the Committee. A Participant may, at any time, change his Beneficiary designation by completing and filing a new designation form, provided, however, that no such designation shall be given effect unless it is received by the Committee prior to the Participant's death.

            If a Participant dies without effectively designating a surviving beneficiary his Beneficiary under this Plan shall be the same as his beneficiary under the MAP, or, if he has no MAP benefit, his benefit under this Plan shall be paid to his estate or legal representative.

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            Section 8.6 Payment to Guardian. If an amount is payable under this
Plan to a minor, a person declared incompetent or a person incapable of handling the disposition of property, the Committee or its appointed representative may direct the payment of the amount to the guardian, legal representative or person having the care and custody of the minor, incompetent or incapable person. The Committee or its appointed representative may require such proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to the distribution of the amount. The distribution shall completely discharge the Committee and its appointed representative and the Employer from all liability with respect to the amount distributed.

            Section 8.7 Withholding; Payroll Taxes. The Employer shall withhold from payments made under the Plan any taxes required to be withheld from a Participant's wages for federal, state or local government income or other payroll taxes.

                                   Article IX

                            NONALIENATION OF BENEFITS

            Section 9.1 Nonalienation of Benefits. Except as provided in Section
9.2 with respect to certain domestic relations orders, none of the benefits or rights of a Participant or any Beneficiary under this Plan shall be subject to the claim of any creditor. In particular, to the fullest extent permitted by law, all such benefits and rights shall be free from attachment, garnishment or any other legal or equitable process available to any creditor of the Participant or his Beneficiary. Neither the Participant nor his Beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the payments which he may expect to receive, contingently or otherwise, under this Plan.

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            Section 9.2 Domestic Relations Orders. In the event a Participant's benefit under the MAP is subject to a qualified domestic relations order, the benefit provided by this Plan shall be paid without regard to the order, unless the order specifically applies to benefits payable under this Plan.

                                   Article X

                                 SOURCE OF FUNDS

            Section 10.1 In General. This Plan shall be unfunded, and, except as provided in Section 10.2, payment of benefits hereunder shall be made from the general assets of the Employer. Any assets which may be set aside, earmarked or identified as being intended for the provision of benefits under this Plan, shall remain an asset of the Employer and shall be subject to the claims of its general creditors. Each Participant and Beneficiary shall be a general creditor of the Employer to the extent of the value of his Accrued Benefit, and he shall have no right, title or interest in any specific asset that the Employer may set aside or designate as intended to be applied to the payment of benefits under this Plan. The Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Employer to pay money in the future.

            Section 10.2 Grantor Trust. Notwithstanding Section 10.1, assets may be set aside in a grantor trust and earmarked as being intended for the provision of benefits under this Plan, provided all of the following requirements are met:

                  (a) Participants continue to be general and unsecured creditors of the Employer with respect to assets set aside in the trust;

                  (b) In the event of the Employer's bankruptcy or insolvency, assets set aside in the trust are subject to the claims of the Employer's creditors;

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                  (c) The Board and the Chief Executive Officer of the Company
      have a duty to inform the trustee of the trust of the Employer's bankruptcy or insolvency; and

                  (d) The trust provides that, upon receipt of the notice described in subsection (c) above, the trustee shall stop paying benefits to Participants; and upon a determination of the Employer's bankruptcy or insolvency, the trustee of the trust shall hold the assets set aside in the trust for the benefit of the Employer's creditors (including the Participants and Beneficiaries under this Plan).

                                   Article XI

                                 ADMINISTRATION

            Section 11.1 The Committee. This Plan shall be administered by the Retirement Plans Committee appointed by the Board. The Committee and/or its appointed representative shall have sole discretion to construe and interpret the provisions of the Plan and to determine all questions concerning benefit entitlements, including the power to construe and determine disputed or doubtful terms. To the maximum extent permissible under law, the determinations of the Committee and/or its appointed representative on all such matters shall be final and binding upon all persons involved.

            Section 11.2 Records and Reports. The Committee or its appointed representative shall keep a record of its proceedings and actions and shall maintain, or cause to be maintained, all books of account, records and other data as shall be necessary for the proper administration of the Plan. Such records shall contain all relevant data pertaining to individual Participants and their rights under the Plan. The Committee or its appointed representative shall have the duty to carry

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into effect all rights or benefits provided hereunder to the extent assets of the Employer are properly available therefor.

            Section 11.3 Payment of Expenses. The Employer shall pay all expenses of administering the Plan. Such expenses shall include any expenses incident to the functioning of the Committee or its appointed representative.

            Section 11.4 Indemnification for Liability. The Employer shall indemnify the members of the Committee, and the employees of the Employer to whom the Committee delegates duties under the Plan, against any and all claims, losses, damages, expenses and liabilities arising from their carrying out of their responsibilities in connection with the Plan, unless the same is determined to be due to gross negligence or willful misconduct.

            Section 11.5 Claims Procedure. The procedure for presenting claims under the Plan and appealing denials thereof shall be as follows:

                  (a) Filing of Claims. Any Participant or Beneficiary (the "claimant") may file a written claim for a Plan benefit with the Committee or its appointed representative.

                  (b) Notice of Denial of Claim. In the event of a denial of any benefit requested by any claimant, the claimant shall be given a written notification containing specific reasons for the denial. The written notification shall contain specific reference to the pertinent Plan provisions on which the denial is based. In addition, it shall contain a description of any additional material or information necessary for the claimant to perfect a claim and an explanation of why such material or information is necessary. The notification shall also provide appropriate information as to the steps to be taken if the claimant wishes to submit his claim for review.

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                  The written notification shall be given to the claimant within
      90 days after receipt of his claim by the Committee or its appointed representative unless special circumstances require an extension of time for processing, in which case written notice of the extension shall be furnished to the claimant prior to the termination of the original 90-day period, and such notice shall indicate the special circumstances which make the extension appropriate. In no event shall the extension exceed a total of 180 days from the date of the original receipt of the claim.

                  (c) Right of Review. In the event of a denial of a claim for benefits, the claimant shall be permitted to review the pertinent documents and to submit to the Committee or its appointed representative issues and comments in writing. In addition, the claimant may make a written request for a review of his claim and its denial by the Committee or its appointed representative. Such written request must be received by the Committee or its appointed representative within 60 days after receipt by the claimant of written notification of the denial of the claim.

                  (d) Decision on Review.

                        (i) A decision shall be rendered by the Committee or its
            appointed representative within 60 days after the receipt of the request for review. However, where special circumstances make a longer period for decision necessary or appropriate, the decision of the Committee or its appointed representative may be postponed on written notice to the claimant (prior to the expiration of the initial 60-day period) for an additional 60 days. In no event shall the decision of the Committee or its appointed representative be rendered more than 120 days after the receipt of the request for review.

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                        (ii) Any decision by the Committee or its appointed
            representative shall be furnished to the claimant in writing in a manner calculated to be understood by the claimant and shall set forth the specific reason(s) for the decision and the specific Plan provision(s) on which the decision is based.

                                  Article XII

                            AMENDMENT AND TERMINATION

            Section 12.1 Amendment. The Board shall have the right to amend or modify the Plan at any time and for any reason. The Committee shall have such authority to amend the Plan as shall be delegated to it by the Board in the Retirement Plans Committee Charter or by resolution.

            Section 12.2 Termination. The Board shall have the right to terminate the Plan, in whole or in part, at any time and for any reason. Section

            12.3 Limitations. No amendment or termination of the Plan shall decrease the amount of any Participant's Accrued Benefit as of the date of amendment or termination.

                                  Article XIII

                            MISCELLANEOUS PROVISIONS

            Section 13.1 No Contract of Employment. Nothing contained herein shall be construed as conferring upon any person the right to be employed by the Employer or to continue in the employ of the Employer, and nothing contained herein shall be construed to limit the right of the Employer to terminate the employment of any Eligible Employee.

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            Section 13.2 Applicable Law. The provisions of this Plan shall be construed and interpreted according to the laws of the State of Tennessee, to the extent not superseded by federal law.

            Section 13.3 Headings. The headings of the Articles and Sections of the Plan are for reference only. In the event of a conflict between a heading and the contents of an Article or Section, the contents of the Article or Section shall control.

            Section 13.4 Entire Agreement. This Plan contains the entire agreement by the Employer with respect to the subject matter hereof. No modification or claim of waiver of any of the provisions hereof shall be valid unless in writing and signed by the party against whom such modification or waiver is sought to be enforced.

            Section 13.5 Successors. The provisions of this Plan shall bind and inure to the benefit of the Employer and its successors and assigns. The term "successors" as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Employer and successors of any such corporation or other business entity.

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